EXHIBIT 10.22

March 21, 2011

Terren S. Peizer
Reserva LLC
11150 Santa Monica Blvd. #1500
Los Angeles, CA  90025

Re:           Sublease of 11150 Santa Monica Blvd. #1500

Dear Terren:

Reference is made to that certain Eighth Amendment to Lease dated December 9, 2010 by and between Hythiam, Inc. and Irvine Company LLC (the “Lease”). This letter agreement (the “Letter”) sets forth certain agreements and understandings by and between Catasys, Inc. (formerly Hythiam, Inc.) (the “Sublessor”) and XOFTEK, an affiliate of the Chief Executive Officer and Chairman of Sublessor (the “Sublessee”).  For purposes of this Letter, Sublessor and Sublessee may be individually referred to herein as a “Party”, or collectively referred to herein as the “Parties”.

1.             Subleased Premises.  Pursuant to this Letter, Sublessor hereby subleases and demises to Sublessee, and Sublessee hereby accepts from Sublessor, the demised premises of 2,959 square free or one third of the 9,099 available square footage of the 15th floor at 11150 Santa Monica Boulevard, Los Angeles, California 90025 (the “Sublease Premises”), subject to all terms and provisions herein.

2.             Term.  The term of this Letter shall commence on January 1, 2011 and shall expire on December 31, 2013, except for any obligations that survive termination hereof (the “Term”).

3.             Rent.        Sublessee will pay Sublessor a monthly base rental Sublessee shall pay Sublessor a monthly rental fee of thirty-three (33%) of the Monthly Basic Rent as defined in the Lease.

4.             Binding Provisions.  The provisions of this Letter are to be considered legally binding agreements to undertake the commitments of the Parties as set forth herein.  Each Party which is a signatory shall be considered a beneficiary of the agreements made hereby for enforcement and all other purposes.

5.             Successors and Assigns.  The representations, warranties, covenants, obligations and agreements contained in this Letter shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns.  In the event Sublessor sells, transfers or conveys the fee interest in the underlying building and real property within which the Premises are located, Sublessor represents and warrants that Sublessor’s successor-in-interest shall take assignment of and assume the obligations of this Letter.

6.             Counterparts.  This Letter may be executed in two (2) or more counterparts and each such letter executed shall for all purposes be deemed an original, and all counterparts together shall constitute but one and the same instrument.  This Letter shall be binding upon all signatories hereof who sign below.

CatasysHealth.com
11150 Santa Monica Blvd., Suite 1500, Los Angeles, CA 90025
Phone: 310-444-4300 · Fax: 310-444-5300

Reserva LLC
March 21, 2011

7.             Binding Law.  This Letter shall be governed by the laws of the State of California.

8.             Representations as to Authority.  Sublessor and Sublessee each represent to the other that they have full right and authority to enter into this Letter without the approvals or consents of any other party, and that the entering into this Letter will not violate or breach any other agreement.

9.             Indemnification.  Sublessor and Sublessee each agree to defend, indemnify and hold the other Party harmless from any event of default or breach of the warranties and representations made by said Party under this Letter.

Please sign and date this Letter in the space provided below to show your intention to be legally bound by the terms and conditions set forth herein as of the date hereinabove stated and return a signed copy to the undersigned.

Sincerely,

CATASYS, INC.

By:	/s/ PETER DONATO
Peter L. Donato
Chief Financial Officer

AGREED AND ACKNOWLEDGED:

Reserva LLC

By:	/s/ Terren S. Peizer
Terren S. Peizer
Chief Executive Officer

EIGHTH AMENDMENT TO LEASE

I.              PARTIES AND DATE.

This Amendment to Lease dated December 13, 2010, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and HYTHIAM, INC., a Delaware corporation (“Tenant”).

II.            RECITALS.

On September 15, 2003, Landlord and Tenant entered into an office space lease for space in a building located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California (“Premises”), which lease was amended by a First Amendment to Lease dated April 18, 2005, wherein 11150 Santa Monica Boulevard, Suite 650 was added to the Premises, a Second Amendment to Lease dated March 16, 2006, wherein 11150 Santa Monica Boulevard, Suite 300 was added to the Premises on a month-to-month basis, a Third Amendment to Leased dated April 24, 2006, wherein 11100 Santa Monica Boulevard, Suite 450 was added to the Premises (“Suite 450”) and the Lease with respect to Suites 300 and 650 only was terminated, a Fourth Amendment to Lease dated July 14, 2008, wherein 11150 Santa Monica Boulevard, Suite 380 was added to the Premises, a Fifth Amendment to Lease dated August 20, 2008, wherein Suite 380 was terminated, a Sixth Amendment to Lease dated April 8, 2009, and a Seventh Amendment to Lease dated April 29, 2010 (collectively, as amended, the “Lease”).

Landlord and Tenant each desire to modify the Lease with respect to Suite 1500 only (“Suite 1500”), to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.           MODIFICATIONS.

A.            Premises/Building.  Effective as of January 1, 2011, all references to the “Premises” in the Lease are hereby amended to refer to Suite 1500 only, and all references to the “Building” shall be amended to refer only to the building located at 11150 Santa Monica Boulevard, Los Angeles, California.  All such references to the Premises and the Building shall be deemed to be collective or individual as the context may reasonably require.

B.            Basic Lease Provisions.  The Basic Lease Provisions are hereby amended as follows:

1.             Effective as of January 1, 2011, Item 2 (Premises), as revised in Paragraph III.B.1 of the Third Amendment to Lease shall be amended by deleting “and Suite 450 located at 11100 Santa Monica Boulevard, Los Angeles, CA 90025.”

2.             Item 5 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“5. Lease Term: The Term of this Lease shall expire at midnight on December 31, 2013.”

3.             Effective as of January 1, 2011, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“6. Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1/1/11 - 12/31/11	$3.05	$32,598.00
1/1/12 - 12/31/12	$3.19	$34,095.00
1/1/13 - 12/31/13	$3.33	$35,591.00”

4.             Effective as of January 1, 2011, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2011 (the “Base Year”).

Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every twelve (12) month period during the Term (or portion thereof during the first and last Lease years) ending June 30.”

5.             Effective as of January 1, 2011, Item 8 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“8. Floor Area of Premises: approximately 10,688 rentable square feet.”

6.             Effective as of January 1, 2011, Item 9 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“9.  Security Deposit:  $29,648.00”

7.             Effective as January 1, 2011, Item 12 shall be deleted and the following substituted in lieu thereof:

“One (1) VIP reserved, five (5) reserved and twenty-six (26) unreserved vehicle parking spaces; provided, however, that Tenant shall not be obligated to lease said number of spaces, and shall have the right to reduce its monthly allocation of parking spaces as well as increase its usage up to the maximum number of parking spaces so indicated.”

B.             Operating Expenses.  Notwithstanding any contrary provision in the Lease with respect to Suite 1500, Landlord hereby agrees that Tenant shall not be obligated to reimburse Landlord for Operating Expenses accruing during the twelve (12) month period commencing January 1, 2011.

C.             Letter of Credit.  Effective as of January 1, 2011, in addition to the Security Deposit referenced in Section III.B.6 above, Tenant shall provide a letter of credit in the amount of $87,500.00 during the thirty-six (36) month extension period with respect to Suite 1500 in accordance with Section 4.4 of the Lease entitled “Letter of Credit”.

D.             Floor Plan of Premises.  Effective as of January 1, 2011, Exhibit A attached to the Lease shall be deleted and Exhibit A attached to this Amendment shall be substituted in lieu thereof.

E.             Condition of Premises.  Tenant acknowledges that it is currently occupying the Premises and that it is satisfied with the condition thereof.  Tenant waives any right or claim against Landlord arising out of the condition of the Premises.

IV.           GENERAL.

A.            Effect of Amendments.  The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.            Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.            Counterparts.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.            Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.            Authority.  If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.            Attorneys' Fees.  The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

G.            Nondisclosure of Lease Terms.  Landlord and Tenant acknowledge that the content of the Lease, as amended herein, and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

V.            EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		HYTHIAM, INC.

By	/s/ STEVEN M. CASE	By	/s/ PETER DONATO
	Steven M. Case		Peter L. Donato
	Senior Vice President		Chief Financial Officer
Office Properties

By	/s/ CHRISTOPHER J. POPMA	By	/s/ RICHARD ANDERSON
	Christopher J. Popma		Richard Anderson
	Vice President, Operations		President and Chief Operating Officer
Office Properties

EXHIBIT A